                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 5, 2006

                           RENAISSANCERE HOLDINGS LTD.

                                    --------
             (Exact name of registrant as specified in its charter)

               BERMUDA                 34-0-26512               98-014-1974
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    (State or other jurisdiction    (Commission File           (IRS Employer
           of incorporation)             Number)            Identification No.)

                  Renaissance House
              8-20 East Broadway, Pembroke
                         Bermuda                           HM 19
       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (441) 295-4513
                                                           --------------

                                 NOT APPLICABLE

                                    --------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [  ] Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

   [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

   [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

   [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective as of April 5, 2006, DaVinciRe Holdings Ltd. ("DaVinciRe"), a joint venture in which RenaissanceRe Holdings Ltd. (the "Company") controls a majority of outstanding voting rights, the banks, financial institutions and other institutional lenders party to the Amended Credit Agreement (as defined below)
(the "Lenders"), Citigroup Global Markets Inc. ("Citigroup"), as sole lead arranger, book manager and syndication agent, and Citibank, N.A. ("Citibank"), as administrative agent for the Lenders, entered into the Third Amended and
Restated Credit Agreement (the "Amended Credit Agreement"), amending and restating the Second Amended and Restated Credit Agreement, dated as of May 25,
2005, among DaVinciRe, the banks, financial institutions and other institutional lenders party thereto, Citigroup and Citibank, as amended (the "Existing Credit
Agreement").

The Amended Credit Agreement (i) extends the termination date of the revolving credit facility established under the Existing Credit Agreement from May 25,
2010 to April 5, 2011 and (ii) increases the total borrowing capacity, if certain conditions are met, to up to an aggregate amount of $250 million. All other material terms of and conditions in the Amended Credit Agreement remain the same as those in the Existing Credit Agreement.

The Amended Credit Agreement provides for a $200 million committed revolving credit facility. DaVinciRe has the option to increase the size of the credit facility to $250 million upon satisfaction of certain conditions set forth in the Amended Credit Agreement. At DaVinciRe's election, advances under the credit facility bear interest either at the Base Rate or LIBOR plus a margin which varies based on DaVinciRe's public debt rating. The credit facility contains representations, warranties and covenants customary for bank loan facilities of this nature. In addition to customary covenants which limit DaVinciRe's ability to merge, consolidate, enter into negative pledge agreements, incur liens or declare or pay dividends under certain circumstances, the Amended Credit
Agreement also requires DaVinciRe to maintain a debt to capital ratio of 30% or below and a minimum net worth of $350 million.

In the event of the occurrence and continuation of certain events of default, the Lenders may terminate their respective obligations to make advances and accelerate the outstanding obligations of DaVinciRe under the credit facility.

The Company is not a guarantor of the credit facility and the Lenders have no recourse against the Company or its other subsidiaries. Their sole recourse is against DaVinciRe and its subsidiary.

The description of the Amended Credit Agreement contained herein is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Bank of America, N.A., The Bank of New York, Citibank, N.A., HSBC Bank USA,
National Association, Mellon Bank, N.A. and Wachovia Bank, National Association,

which are parties to the Amended Credit Agreement, are also parties to a
$1,750,000,000 reimbursement agreement with the Company, Renaissance Reinsurance
Ltd., Renaissance Reinsurance of Europe, Glencoe Insurance Ltd. and DaVinci
Reinsurance Ltd. Bank of America, N.A., The Bank of N.T. Butterfield & Son
Limited, The Bank of New York, Citibank, N.A., HSBC Bank USA, National
Association, Mellon Bank, N.A., and Wachovia Bank, National Association, which are parties to the Amended Credit Agreement, are also parties to a $500,000,000 credit agreement with the Company. In addition, certain affiliates of the
Lenders have in the past provided and may in the future provide investment banking, transfer agent, trusteeship, custodial and/or other financial services from time to time to the Company and its subsidiaries.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AND
OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT.

The information in the first five paragraphs of Item 1.01 of the Current Report is incorporated by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

    The following exhibits are filed as part of this report:

    EXHIBIT #   DESCRIPTION
    ---------   -----------
      10.1      Third Amended and Restated Credit Agreement, dated as of April
                5, 2006, by and among DaVinciRe Holdings Ltd., the banks,
                financial institutions and other institutional lenders listed thereto (the "Lenders"), Citigroup Global Markets Inc., as sole lead arranger, book manager and syndication agent, and Citibank,
                N.A. as administrative agent for the Lenders.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    RENAISSANCERE HOLDINGS LTD.

Date: April 11, 2006                         By: /s/ Stephen H. Weinstein
      --------------                                 ---------------------------
                                              Name:  Stephen H. Weinstein
                                              Title: General Counsel & Corporate
                                                     Secretary

                                INDEX TO EXHIBITS

    EXHIBIT #   DESCRIPTION
    ---------   -----------
      10.1      Third Amended and Restated Credit Agreement, dated as of April
                5, 2006, by and among DaVinciRe Holdings Ltd., the banks,
                financial institutions and other institutional lenders listed thereto (the "Lenders"), Citigroup Global Markets Inc., as sole lead arranger, book manager and syndication agent, and Citibank,
                N.A. as administrative agent for the Lenders.